CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated May 9, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-55614 and 811-2625) of Dreyfus A Bonds Plus, Inc.



                                   ERNST & YOUNG LLP


New York, New York
July 28, 2003